--------------------------------------------------------------------------------

                                                                [LOGO]

                                 Exhibit (a)(6)

                                                                  April 28, 1999

Board of Directors
Market Facts, Inc.
3040 West Salt Creek Lane
Arlington Heights, IL 60005

Members of the Board of Directors:

    We understand that Market Facts, Inc. ("Market Facts" or the "Company") and Aegis Group plc ("Aegis") have entered into an Agreement and Plan of Merger substantially similar to a draft agreement dated as of April 25, 1999 (the "Agreement"), whereby a wholly owned subsidiary of Aegis (the "Purchaser"), will make a cash tender offer (the "Tender Offer") to purchase up to 100% of the issued and outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of the Company for $31.00 per share net to the seller in cash (the "Per Share Amount"). It is further proposed that the Purchaser will merge with and into the Company (the "Merger") following consummation of the Offer, and that the Shares not tendered and accepted pursuant to the Tender Offer will thereupon be converted into the right to receive the Per Share Amount.

    You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the Per Share Amount to be received by holders of Market Facts Common Stock in the Transaction (the "Opinion"). It is understood that the Opinion shall be used by you solely in connection with your consideration of the fairness of the Per Share Amount to be received by holders of Market Facts Common Stock and for no other purpose, and that Market Facts will not furnish the Opinion or any other material prepared by Schroder & Co. Inc. ("Schroders") to any other person or persons or use or refer to the Opinion for any other purpose without Schroders' prior written approval. Schroders understands and agrees that its Opinion may be referred to and reproduced in full in a Schedule 14D-9 to be filed with the Securities and Exchange Commission in connection with the Tender Offer and in any proxy document mailed to Market Facts' common stockholders.

    Schroders, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

--------------------------------------------------------------------------------
                                                             SCHRODER & CO. INC.
                                            Equitable Center, 787 Seventh Avenue
Telephone 212-492-6000                                   New York, NY 10019-6016

Board of Directors
Market Facts, Inc.
April 28, 1999
Page Two

    In connection with our opinion set forth herein, we have, among other things:

 i. reviewed: the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for the years ended December 31, 1996, 1997 and 1998; the Company's draft balance sheet as of March 31, 1999 and draft income statement for the three months ended March 31, 1999; and its Proxy Statement dated March 25, 1999;

 ii. reviewed the Company's projected financial results for the years 1999 through 2001, as provided by management on March 30, 1999;

 iii. visited the principal office of the Company and conducted discussions with the senior management of the Company concerning its historical and projected financial results as presented and described in (i) and (ii) above;

 iv. performed various financial analyses, as we deemed appropriate, of Market Facts using generally accepted analytical methodologies, including: (i) the application to the historical and financial results of Market Facts of the public trading multiples of companies which we deemed reasonably comparable; and (ii) the application to the financial results of Market Facts of the multiples reflected in recently reported public mergers and acquisitions for businesses which we deemed reasonably comparable. We did not perform a discounted cash flow analysis since projections were only provided through 2001;

 v. reviewed the historical trading prices and volumes of Market Facts Common Stock on NASDAQ from January 1, 1994 to April 27, 1999;

 vi. reviewed the draft Agreement and Plan of Merger dated April 25, 1999;

 vii. discussed the transaction with Aegis senior management;

viii. reviewed Aegis's Report and Accounts for the years ended December 31, 1997 and 1998; its Interim Statement for the six months ended June 1998; and reviewed research reports on Aegis by HSBC Securities, dated January 5, 1999, Merrill Lynch & Co., dated March 2, 1999 and April 15, 1999, and by Credit Suisse First Boston (Europe) Limited, dated March 3, 1999;

 ix. performed such other financial studies, analyses, inquiries and investigations as we deemed appropriate.

    In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by Market Facts or obtained by us from other sources, and upon the assurance of Market Facts' management that they are not aware of any information or facts that would make the information provided to us materially incomplete or misleading. We have not attempted to independently verify any of such information. We have not undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of Market Facts, nor have we been furnished with any such appraisals. In addition, we have not reviewed any information with respect to Aegis other than that referred to in item (viii) in the preceding paragraph.

--------------------------------------------------------------------------------
                                                             SCHRODER & CO. INC.
                                            Equitable Center, 787 Seventh Avenue
                                                         New York, NY 10019-6016

Board of Directors
Market Facts, Inc.
April 28, 1999
Page Three

    Our Opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated by us on the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our Opinion which may come or be brought to our attention after the date of the Opinion unless specifically requested to do so.

    Our Opinion does not constitute a recommendation as to any action the Board of Directors of the Company or any shareholder of the Company should take in connection with the Agreement or any aspect thereof or alternative thereto. Without limitation to the foregoing, this letter does not constitute a recommendation to any shareholder with respect to whether to tender their shares in the Tender Offer or to vote in favor of the Merger, and should not be relied upon by any shareholder as such. In rendering our Opinion, we have not been engaged as an agent or fiduciary of the Company's shareholders or of any other third party. Our Opinion relates solely to the fairness, from a financial point of view, to the shareholders of the Company of the Per Share Amount to be received by the holders of Market Facts Common Stock. Except as expressly set forth herein, we express no opinion herein as to the structure, terms or effect of any other aspect of the Tender Offer, Merger, or the Agreement.

    Based upon and subject to all the foregoing, we are of the opinion, as investment bankers, that as of the date hereof, the Per Share Amount to be received by the holders of Market Facts Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders.

                                          Very truly yours,

                                              SCHRODER & CO. INC.

                                              By:        [SIG]
                                                         Ivan L. Lustig
                                                         Managing Director

--------------------------------------------------------------------------------
                                                             SCHRODER & CO. INC.
                                            Equitable Center, 787 Seventh Avenue
                                                         New York, NY 10019-6016

--------------------------------------------------------------------------------

                                                                [LOGO]

                                                                  April 29, 1999

Board of Directors
Market Facts, Inc.
3040 West Salt Creek Lane
Arlington Heights, IL 60005

Members of the Board of Directors:

    As of April 28, 1999, Schroder & Co. Inc. ("Schroders") delivered to you a fairness opinion (the "Fairness Opinion"), which is incorporated herein by this reference, as investment bankers, as to the fairness, from a financial point of view, of the Per Share Amount to be received by the holders of Market Facts Common Stock in the Tender Offer and the Merger.

    You have requested that Schroders confirm that the opinion set forth in the Fairness Opinion remains true and correct as of the date hereof. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Fairness Opinion.

    Schroders hereby confirms, subject to and based on all of the assumptions, limitations and qualifications set forth in the Fairness Opinion and such other updated and/or additional information that Schroders believed was necessary or appropriate to render this letter that Schroders is of the opinion, as investment bankers, that, as of the date hereof, the Per Share Amount to be received by the holders of Market Facts Common Stock in the Tender Offer and the Merger is fair to such holders from a financial point of view.

                                          Very truly yours,

                                              SCHRODER & CO. INC.

                                              By:        [SIG]
                                                         Ivan L. Lustig
                                                         Managing Director

--------------------------------------------------------------------------------
                                                             SCHRODER & CO. INC.
                                            Equitable Center, 787 Seventh Avenue
Telephone 212-492-6000                                   New York, NY 10019-6016